SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia		24016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 15, 2012, Resources (or “Company”) entered into a Change in Control Agreement with Mr. Paul W. Nester that provides certain benefits in the event of a “Change in Control.” For purposes of this agreement, a “Change in Control” occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company’s voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that his employment with the Company is terminated within 24 months of the date of a Change in Control, unless the termination is (a) because of his death or disability, (b) for Cause (as defined in the agreement) or (c) by him other than for Good Reason (as defined in the agreement), then he will receive a severance payment equal to 1.5 times his average annual compensation over the prior five tax years. This severance payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also, in such event, the Company will continue his life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of 24 months after the date of the Change in Control, his death, or his full-time employment. The agreement does not require Mr. Nester to seek employment to mitigate any payments or benefits provided thereunder. Mr. Nester became the Vice President, Chairman and CFO of the Company effective May 16, 2012

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective May 15, 2012, Resources and Mr. Howard T. Lyon mutually agreed to terminate the Change in Control Agreement between the Company and Mr. Lyon that was executed effective May 1, 2010. The terminated agreement was similar to the agreement entered into between the Company and Mr. Nester as described above. Mr. Lyon currently serves as the Director of Accounting and is the Company’s Assistant Secretary and Assistant Treasurer.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers.

The information required by this Item 5.02 is set forth in Item 1.01 above in respect of Mr. Nester’s Change in Control Agreement, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Change in Control Agreement between RGC Resources, Inc. and Mr. Paul W. Nester effective May 15, 2012.

10.2	Termination and Release of the Change in Control Agreement between RGC Resources, Inc. and Mr. Howard T. Lyon effective May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: May 17, 2012	By:	/s/ John B. Williamson, III

John B. Williamson, III
Chairman, President and CEO